As filed with the Securities and Exchange Commission on September 1, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NATIONAL-OILWELL, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0475815 (I.R.S. Employer Identification Number)

10000 Richmond
Houston, Texas 77042
(713) 346-7500
(Address of Principal Executive Offices)

Amended and Restated Stock Award and Long-Term Incentive Stock Plan

(Full title of the plan)

Dwight Rettig
General Counsel
National-Oilwell, Inc.
10000 Richmond
Houston, Texas 77042
(Name and address for agent of service)

(713) 346-7500
(Telephone number, including area code,
for agent of service)

COPIES TO:
James M. Prince
Thomas P. Mason
Vinson & Elkins L.L.P.
2300 First City Tower
1001 Fannin
Houston, Texas 77002-6760

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	Per Share (2)	Price (2)	Fee

Common Stock, par value $0.01	3,900,000 Shares	$29.73	$115,947,000	$14,691

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby pursuant to the National-Oilwell, Inc. Amended and Restated Stock Award and Long-Term Plan is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457. The maximum aggregate offering price is based on the average of the high and low sales prices of the registrant’s common stock on the New York Stock Exchange on August 31, 2004. The indicated number of shares to be registered represents additional shares issuable under the National-Oilwell, Inc. Amended and Restated Stock Award and Long-Term Plan that are not covered by previous registration statements.

PART II
Item 8. Exhibits.
Opinion of Vinson & Elkins L.L.P.
Consent of Ernst & Young LLP

STATEMENT UNDER GENERAL INSTRUCTION E—REGISTRATION OF ADDITIONAL SHARES

     This Registration Statement on Form S-8 is being filed by National-Oilwell, Inc. (the “Registrant”) to register an additional 3,900,000 shares of common stock of the Registrant, $0.01 par value (the “Common Stock”), which may be acquired upon the exercise of stock options granted to certain employees and directors of the Company under the Registrant’s Amended and Restated Stock Award and Long-Term Incentive Plan (the “Plan”). Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8, Registration No. 333-15859, filed with the Securities and Exchange Commission (the “Commission”) on November 8, 1996, are hereby incorporated in this Registration Statement by reference to the extent not replaced hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.      Exhibits.

No.	Description

4.1	National-Oilwell, Inc. Amended and Restated Stock Award and Long-Term Incentive Plan (incorporated by reference to Exhibit 3.2 to National-Oilwell, Inc.’s Form 10-Q filed on November 12, 2002).

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to National-Oilwell, Inc.’s Registration Statement on Form S-1, filed on August 29, 1996 (File No. 333-11051)).

4.3	Bylaws (incorporated by reference to Exhibit 3.2 to National-Oilwell, Inc.’s Form 10-K filed on March 7, 2003).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to this registration statement).

* filed herewith

1

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas , on the 31st day of August, 2004.

NATIONAL-OILWELL, INC.
By:	/s/ Steven W. Krablin
	Name:	Steven W. Krablin
	Title:	Senior Vice President and Chief Financial Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven W. Krablin and Dwight W. Rettig, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Merrill A. Miller Merrill A. Miller, Jr.	Chairman, President and Chief Executive Officer (Principal Executive Officer)	August 31, 2004

/s/ Steven W. Krablin Steven W. Krablin	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 31, 2004

/s/ Hushang Ansary Hushang Ansary	Director	August 31, 2004

/s/ Ben A. Guill Ben A. Guill	Director	August 31, 2004

/s/ Robert E. Beachamp Robert E. Beauchamp	Director	August 31, 2004

/s/ David D. Harrison David D. Harrison	Director	August 31, 2004

/s/ Roger L. Jarvis Roger L. Jarvis	Director	August 31, 2004

/s/ William E. Macaulay William E. Macaulay	Director	August 31, 2004

/s/ Frederick W. Pheasey Frederick W. Pheasey	Director	August 31, 2004

/s/ Joel V. Staff Joel V. Staff	Director	August 31, 2004

2

INDEX TO EXHIBITS

No.	Description

4.1	National-Oilwell, Inc. Amended and Restated Stock Award and Long-Term Incentive Plan (incorporated by reference to Exhibit 3.2 to National-Oilwell, Inc.’s Form 10-Q filed on November 12, 2002).

4.2	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to National-Oilwell, Inc.’s Registration Statement on Form S-1, filed on August 29, 1996 (File No. 333-11051)).

4.3	Bylaws (incorporated by reference to Exhibit 3.2 to National-Oilwell, Inc.’s Form 10-K filed on March 7, 2003).

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page to this registration statement).

* filed herewith

3